CONSENT OF PRACTUS, LLP COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 11 to the Registration Statement of Wildermuth Endowment Fund on Form N-2 under the Securities Act of 1933, as amended.

PRACTUS, LLP

By: /s/ Karen A. Aspinall
Partner

April 26, 2021